UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 28, 2025
Date of Report (Date of earliest event reported)
________________________________________________________
Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2025, Todd Morgenfeld was appointed to the Board of Directors (the “Board”) of Axon Enterprise, Inc. (the “Company”) effective immediately. The Board also appointed him to serve on the Audit Committee and Mergers and Acquisitions and Capital Structure Committee, commencing concurrently with his Board service. Mr. Morgenfeld is an independent director, with an initial term expiring at the Company’s 2026 annual meeting of stockholders. In connection with Mr. Morgenfeld’s appointment, the Board increased the number of directors on the Board from ten to eleven.

Compensation for Mr. Morgenfeld will consist of initial restricted stock units with a grant date fair value of $260,000 granted on the effective date of his appointment and vesting annually over three years, an annual restricted stock unit award with a grant date fair value of $260,000 granted on the date of each Annual Meeting of Stockholders during which Mr. Morgenfeld serves which vests in one year, and annual cash compensation of $40,000, plus additional annual cash retainers of $10,000 for service on the Audit Committee and $6,000 for service on the Mergers and Acquisitions and Capital Structure Committee, with such retainers paid quarterly. These payments are consistent with the current compensation program for the Board. In addition, the Company has entered into an indemnification agreement with Mr. Morgenfeld, the form of which appears as Exhibit 10.1 to the Company's Annual Report on Form 10-K/A filed on May 7, 2025. There are no arrangements or understandings between Mr. Morgenfeld and any other persons pursuant to which they were selected as directors, and there are no transactions in which Mr. Morgenfeld has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Todd Morgenfeld, 53, has served as a member of the boards of directors of AppLovin Corporation, a marketing platform for mobile app developers, since 2023, and Urban Outfitters, Inc., a lifestyle retail company, since 2019. He previously served as Chief Financial Officer and then as Chief Financial Officer and Head of Business Operations (CFO/COO) at Pinterest, Inc., a visual discovery engine and social media platform, from 2016 to 2023. Prior to Pinterest, he was Vice President of Finance at Twitter, Inc. (2015–2016) and Treasurer and Senior Vice President of Financial Analytics and Corporate Development at Hewlett-Packard Company, a global technology products and services provider (2013–2015). Earlier, he was an investment partner at Silver Lake Partners, a global private equity firm focused on technology (2004–2013), an Associate at Goldman Sachs & Co. (2001–2004), and served as a Captain in the U.S. Army’s Armor branch (1994–1999). Mr. Morgenfeld holds a B.S. from the United States Military Academy at West Point, where he graduated first in his class, and earned an M.B.A. from Stanford University Graduate School of Business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2025	Axon Enterprise, Inc.

	By:	/s/ ISAIAH FIELDS
Isaiah Fields Chief Legal Officer